CUSIP NO.:                                        PRINCIPAL AMOUNT:

REGISTERED NO. FIXR.-                        $


                     FIRST INTERSTATE BANCORP
              SUBORDINATED MEDIUM-TERM NOTE, SERIES D
             Due One Month or More from Date of Issue

                           (Fixed Rate)

     [INSERT IF THE SECURITY IS TO BE A GLOBAL SECURITY - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY TRUST COMPANY/MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS OFFICE, AS OPERATOR OF THE EUROCLEAR SYSTEM/CEDEL, SOCIETE ANONYME] TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY IS REGISTERED IN THE NAME OF [INSERT REGISTERED OWNER] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO [INSERT REGISTERED OWNER], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [INSERT REGISTERED OWNER], HAS AN INTEREST HEREIN.]

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET
FORTH ON THE REVERSE HEREOF:

ISSUE PRICE:

ORIGINAL ISSUE DATE:

SPECIFIED CURRENCY:

INTEREST RATE:

OPTION TO ELECT PAYMENT
IN U.S. DOLLARS (only
applicable if Specified
Currency is other than
U.S. dollars):

__ Yes     __ No

STATED MATURITY:

AUTHORIZED DENOMINATIONS

(if Specified Currency is
U.S. dollars):

__ $1,000 and any
integral multiple

 $1,000 in excess
thereof

__

INDEXED CURRENCY:

CURRENCY DETERMINATION
AGENT:

EXCHANGE RATE AGENT:

INTEREST PAYMENT DATES:

OPTIONAL REDEMPTION:

__ Yes    __ No

OPTION TO ELECT
REPAYMENT:

__ Yes    __ No

REPAYMENT PROVISIONS:

EXTENDIBLE MATURITY NOTE:

AMORTIZING NOTE:

Interest Rate Computation
Day count Fraction:
__ 30/360
__ _______________

REGULAR RECORD DATES:

INITIAL REDEMPTION DATE:

OPTIONAL REPAYMENT
DATE(S):

EXTENSION PERIOD:

AMORTIZING FORMULA:

(if Specified Currency is
other than U.S. dollars):

THIS SECURITY IS A:

__ Global Security
__ Certificated Security
(only applicable if
Specified Currency is
other than U.S. dollars)

REDEMPTION PRICE(S):
Initially ___% of
Principal Amount and
declining by ___% of the
Principal Amount on each
anniversary of the
Initial Redemption Date
until the Redemption
Price is 100% of the
Principal Amount

OPTIONAL REPAYMENT
PRICE(S):

AMORTIZATION PAYMENT
DATE(S):

     If this Security was issued with "original issue discount" for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

ORIGINAL ISSUE DISCOUNT
SECURITY:

__ Yes    __ No

YIELD TO MATURITY:

TOTAL AMOUNT OF OID:

INITIAL ACCRUAL PERIOD
OID:

ISSUE PRICE (expressed as
a percentage of aggregate
principal amount):

METHOD USED TO DETERMINE
YIELD FOR INITIAL ACCRUAL
PERIOD:
__ Approximate
__ Exact

     FIRST INTERSTATE BANCORP, a corporation duly organized and existing under the laws of Delaware (herein called the "Corporation", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to __________________________, or registered assigns, the principal sum of ________________________ (any currency or currency unit being hereinafter referred to as a "Specified Currency") on the Stated Maturity shown above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the next succeeding Interest Payment Date. Interest will be paid on the Interest Payment Dates shown above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment, and interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum in effect at the time such principal or installment of interest, as the case may be, was due and payable. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date (whether or not a Business Day, as defined), as the case may be, next preceding such Interest Payment Date as shown above; provided, however, that interest payable at the Stated Maturity or upon earlier redemption or repayment will be payable to the Person to whom principal shall be payable. Payments of principal and interest on Notes for which payments of principal and interest are made in equal installments over the life of the security ("Amortizing Notes"), will be made on each Interest Payment Date set forth above, and at maturity or upon earlier redemption or repayment. Such payments will be payable to the Person in whose name such Amortizing Note is registered at the close of business on the fifteenth day (whether or not a Business
Day) next preceding the respective Interest Payment Date. If this Note was originally issued between a Regular Record Date and an Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner of this Note on such next succeeding Regular Record Date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

     If this Note is denominated in a Specified Currency other than U.S. dollars, then the Holder may, be delivery of a written request to the Paying Agent (as defined) at its principal office on or prior to the applicable record date or at least 15 days prior to the Stated Maturity, as the case may be, elect to receive all such payments in U.S. dollars. Such election will remain in effect until revoked by written notice received by the Paying Agent not later than the applicable Regular Record Date or at least 15 days prior to the Stated Maturity, as the case may be (but no such revocation may be made with respect to payments made on this Note if an Event of Default has occurred with respect hereto or upon the giving of a notice of redemption). In addition, if bid quotations for U.S. dollars of the type specified on the reverse side hereof are not available, the Currency Determination Agent (which shall be the Corporation unless otherwise as set forth above) will be unable to exchange the Specified Currency for U.S. dollars and payments of principal and interest will be made in the Specified Currency. If the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Corporation's control, payments will be made in U.S. dollars as described on the reverse side hereof.

     Payments in U.S. dollars of interest on this Note (other than interest payable at the Stated Maturity or upon earlier redemption or repayment) will be made by mailing a check to the Holder at the address of the Holder appearing in the security register on the applicable record date. Principal and interest payable in U.S. dollars at the Stated Maturity or upon earlier redemption or repayment in respect of this Note will be paid in immediately available funds upon surrender of this Note at the principal office of the Paying Agent in [the Borough of Manhattan, The City of New York], accompanied by wire transfer instructions. Payments in a Specified Currency other than U.S. dollars of interest and principal on this Note will be made by wire transfer to an account with a bank located in the country issuing the Specified Currency (or with respect to Notes denominated in European Currency Units, or "ECUs," Brussels), as shall have been designated by filing the appropriate information with the Trustee at its Corporate Trust Office at least 15 days prior to the Interest Payment Date or Stated Maturity, as the case may be, by the Holder, provided that, in the case of payment principal of (and premium, if any) and any interest due at the Stated Maturity, the
Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

     Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture of be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.


Dated:                             FIRST INTERSTATE BANCORP


[Corporate Seal]                   By: ___________________________
                                           Title


ATTEST:


By: _______________________________


              Trustee's Certificate of Authentication

     This is one of the Securities of the series described herein and referred to in the within-mentioned Indenture.


                         [THE FIRST NATIONAL BANK OF CHICAGO,
                          as Trustee


                         By:  ____________________________________
                              Authorized Signatory
                              -- or --

                          THE FIRST NATIONAL BANK OF CHICAGO,
                          as Trustee


                         By:  ____________________________________,
                              As Authenticating Agent



By:_____________________________________
     Authorized Signatory]

                         [REVERSE OF NOTE]

                     FIRST INTERSTATE BANCORP
              SUBORDINATED MEDIUM-TERM NOTE, SERIES D
                           (Fixed Rate)


     Section 1. General. This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Corporation (herein called the "Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture, dated as of November 1, 1994 (the "Indenture"), between the Corporation and The First National Bank of Chicago, as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the Holders of the Notes. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as in the Indenture provided. This Note is one of a series designated as "Subordinated Medium-Term Notes, Series D" of the Corporation, limited in aggregate principal amount to U.S. $1,000,000,000, or its equivalent at the time of issue in foreign currencies or currency units, or in such lesser amount as may be reduced by the sale of Securities of another series. References herein to "Notes" shall mean the Notes of said Series D.

     Section 2. Payments. (a) Interest payments on each Interest Payment Date for this Note will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date, except that at the Stated Maturity the interest payments will include accrued interest from and including the Original Issue Date, or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Stated Maturity.

     (b) If this Note is denominated in other than U.S. dollars and if the Holder has made the election described in paragraph (c) below, payment in respect of this Note shall be made in U.S. dollars based on the highest indicated bid quotation for the purchase of U.S. dollars for the Specified Currency obtained by the Currency Determination Agent at approximately 11:00 A.M., New York City Time, on the second Business Day next preceding the applicable date (the "Conversion Date") from the bank composite or multi-contributor pages of the Quoting Source for three (or two if three are not available) major banks in The City of New York. The first three (or two) such banks selected by the Currency Determination Agent which are offering quotes on the Quoting Source will be used.

If fewer than two such bid quotations are available at 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date, such payment will be based on the noon buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") as of the second Business Day next preceding the applicable payment date. If the Market Exchange Rate for such date is not then available, such payment will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Corporation's control, in which case payment will be made as described in paragraph (d) below. As used herein, the "Quoting Source" means Reuters Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that such service is not available, Telerate Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that neither service is available, such comparable display or other comparable manner of obtaining quotations as shall be agreed between the Corporation and the Currency Determination Agent. All currency exchange costs associated with any payment in U.S. dollars on this Note shall be borne by the Holder hereof by deductions from such payments.

     As used herein, "Business Day", means any Monday, Tuesday,
Wednesday, Thursday or Friday that in the Place of Payment is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

     (c) If this Note is denominated in other than U.S. dollars, the Holder of this Note may elect to receive all such payments in U.S. dollars as described in paragraph (b) above by delivery of a written request to the Paying Agent at its principal office which must be received by the Paying Agent on or prior to the applicable record date or at least 15 calendar days prior to the Stated Maturity, as the case may be. Such election shall remain in effect unless and until revoked by written notice to the Paying Agent, but the Paying Agent must receive written notice of any such revocation on or prior to the applicable record date or at least 15 calendar days prior to the Stated Maturity, as the case may be (but no such revocation may be made with respect to payments made on this Note if an Event of Default has occurred with respect hereto or upon the giving of a notice of redemption). In the absence of manifest error, all determinations by the Currency Determination Agent shall be final and binding on the Corporation and the Holder of this Note.

     (d) If payment of this Note is required to be made in a Specified Currency (e.g. ECUs) other than U.S. dollars and on a payment date with respect to this Note such currency is unavailable, in the good faith judgment of the Corporation, due to the imposition of exchange controls or other circumstances beyond the Corporation's control, then all payments in respect of this Note shall be made in U.S. dollars until such currency unit is again available. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture. The amount of each payment of U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Currency Determination Agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of the Conversion Date. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate for each such Component Currency that is available as of the third Business Day prior to the date on which the relevant payment is due and for each such Component Currency that is unavailable, if any, as of the Conversion Date for such Component Currency.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Currency Determination Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Note and the Corporation, and the Currency Determination Agent shall have no liability therefor.

     (e) All percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with five one-millionths of one percentage point being rounded upward) and all currency unit amounts used in or resulting from any such calculation in respect of the Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths being rounded upward).

     (f) Until the Notes are paid or payment is duly provided for, the Corporation will, at all times, maintain a paying agent (the "Paying Agent") capable of performing the duties described herein to be performed by the Paying Agent. The Corporation has initially appointed the Trustee as the Paying Agent. The Corporation will notify the Holders of such Notes, in accordance with the Indenture, of any change in the Paying Agent or its address.

     Section 3. Redemption. If so specified in the face hereof, the Corporation may at its option redeem this Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at prices declining from a premium specified on the face hereof, if any, to par together with accrued interest to the date of redemption. The Corporation may exercise such option by causing a notice of such redemption to be mailed to each Holder by first class mail, postage prepaid, at least 30 but not more than 60 days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     Section 4. Repayment. If so specified on the face hereof, this Note will be repayable prior to the Stated Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at a price equal to 100% of the principal amount hereof or, if this Note is a Discounted Security (as specified on the face hereof), at the applicable Option Repayment Price shown on the face hereof, together with accrued interest to the date of repayment.

     Section 5. Sinking Fund. The Notes will not be subject to any sinking fund.

     Section 6.  Subordination.  The indebtedness evidenced by this
Note is, to the extent provided in the Indenture, subordinated and junior to the prior payment in full of the principal of (and premium, if any) and interest on all Senior Debt, as defined in the Indenture, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, agrees that each holder of Senior Debt, whether created or acquired before or after the issuance of this Note, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

     Section 7. Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment, or declaration of acceleration following an Event of Default, prior to the Stated Maturity hereof in lieu of the principal amount due at the Stated Maturity hereof shall be the Amortized Face Amount of this Note as of the redemption date, the date of repayment or the date of declaration of acceleration, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

     Section 8. Events of Default. In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the Trustee or Holders of at least 25% in principal amount of the Notes outstanding may declare the principal amount of all the Notes, and upon such declaration such principal amount of all the Notes shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     Section 9. Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of not less than a majority in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the right of the Holder of this Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     Section 10. Authorized Denominations. Unless otherwise specified on the face hereof, Notes are issuable in registered form without coupons in the minimum denomination of $1,000, or the equivalent thereof in the Specified Currency, and in any larger amount that is an integral multiple of $1,000. Notes may be exchanged by the Holder hereof without charge except for any tax or other governmental charge imposed in connection therewith, for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Indenture at the office or agency to be maintained by the Corporation for such purpose.

     Section 11. Registration of Transfer. Upon due presentment for registration of transfer of this Note at the office or agency of the Corporation maintained for such purpose one or more new Notes of authorized denominations, for an equal aggregate principal amount, will be issued to the transferee in exchange therefor subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     If this Note is a global Note (as specified on the face hereof), this Note is exchangeable only if (w) the Depositary notifies the Corporation and the Trustee in writing that it is unwilling or unable to continue as Depositary for this global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary is not appointed by the Corporation within 90 days, (x) the Corporation in its sole discretion determines that this Note shall be exchangeable for certificated Notes in registered form and delivers to the Trustee a written order as described in the Indenture that this Note shall be so exchangeable, or (y) there shall have occurred and be continuing an Event of Default or an event which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default with respect to the global Notes represented hereby or (z) there shall exist such other circumstances, if any, as specified for this purpose as contemplated by Section 301 of the Indenture, provided that this permanent global Note shall be surrendered by the Depositary, or such other depositary as shall have been specified as provided in the Indenture, to the Trustee, as the agent for such purpose, to be exchanged, in whole or in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of this permanent global Note, an equal aggregate principal amount of definitive Securities, executed by the Corporation, of the same series of authorized denominations and of like tenor as the portion of this global Note to be exchanged, which shall be in the form of registered Securities as provided in the Corporation's written order as described in the Indenture.

     Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this global Note other than pursuant to clauses (w), (x), (y) or (z) above, shall be authenticated and delivered in the form of, and shall be, a Global Security. Except as provided above, owners of beneficial interests in this permanent global Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

     Section 12. Owners. Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof, and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Corporation nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

     Section 13. Defeasance; Proceedings. The Indenture contains provisions, which apply to this Note, for defeasance of (i) the entire indebtedness of this Note and (ii) certain restrictive covenants, subject in either case to compliance by the Corporation with conditions set forth in the Indenture.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 10% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     Section 14. Definitions. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them therein.

     Section 15. Governing Law. This Note shall be governed and construed in accordance with the law of the State of New York.

                     OPTION TO ELECT REPAYMENT

     The undersigned owner of this Note hereby irrevocably elects to have the Corporation repay the principal amount of this Note or portion hereof designated at the Optional Repayment Price indicated on the face hereof.

Dated:

Principal amount to be
repaid, if amount to be
repaid is less principal
amount of this Security
(principal amount
remaining must be an
authorized denomination)

$

Signature
Sign exactly as name
appears on the front of
this Security [SIGNATURE
GUARANTEE - required only
if Securities are to be
issued and delivered to
other than the registered
holder].

Fill in for registration
of Securities if to be
issued otherwise than to
the then registered
holder:


Name:

Address:



     (Please print name
     and address
     including zip code)


SOCIAL SECURITY OR OTHER
TAXPAYER ID NUMBER

                             ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT -..............Custodian.................
                                                (Cust)
(Minor)
                                             Under Uniform Gifts to
Minors Act



.......................................
                                                             (state)

Additional abbreviations may also be used though not in the above list.



     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

          ____________________________________

_______________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
OF ASSIGNEE:

______________________________________________________________
the within Note and all rights thereunder, hereby irrevocably
constituting and appointing                            attorney to
transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:

                                                            Signature


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY
PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.